FlexiInternational Software, Inc. Files Notice of Voluntary Termination of Registration of Its Common Stock Today

SHELTON, CT -- 08/03/2004 -- FlexiInternational Software, Inc. ("Flexi") (OTC BB: FLXI), a leading designer, developer and marketer of Internet enabled financial and accounting software and services, today announced that it will voluntarily 'deregister' its common stock today by filing a Form 15 with the Securities & Exchange Commission (SEC) giving notice of termination of registration of the Company's common stock from registration under Rules 12g-4(a)(1)(i) and (ii) and 12h-3(b)(1)(i) and (ii) under the Securities Exchange Act of 1934.

Generally speaking under the federal securities laws, a public company with either fewer than 300 holders of record of its registered securities or fewer than 500 holders of record of its registered securities and less than $10,000,000 in assets on the last day of each of its past three fiscal years may deregister its registered securities by filing a notice of termination of registration on Form 15 provided no 1933 Act registration statements have been declared effective within the company's current fiscal year and the company is current with its SEC required reports. The Company believes it meets these criteria, that so filing is in its best interests, and accordingly filed a Form 15 today. The Company believes, but cannot guarantee, that its common stock will continue to be quoted by the Pink Sheets' Electronic Quotation Service.

The Company's Board of Directors carefully considered this course of action and believes it to be in the best interest of the Company. The Company's principal reasons for its decision to deregister is the rising cost, both in money and time, of continuing its common stock registration and complying with the increasing and changing requirements attendant to that registration and the belief that these burdens will only increase over the next several years. Recent federal legislation, most notably the Sarbanes-Oxley Act, and federal regulations stemming from that Act or prompted by some of the same concerns together with growing accounting and legal costs and time demands on Company personnel to comply have created a particularly difficult situation for small companies like FlexiInternational Software, Inc. Particularly in the difficult current economic conditions, the Company's Board of Directors does not believe it prudent to expend limited financial and executive resources to keep its common stock registered at the expense of the Company's ongoing business.

The Company plans to invest the savings in increased technology spending, like .Net development and expanded marketing programs. It is the Company's belief that this will create increased shareholder value as the Company's management is allowed to focus its attention and resources on implementing the Company's business plan and long-term strategy.

The company expects that the deregistration will become effective within 90 days after its filing with the SEC. Effective with the filing of Form 15 with the SEC, the company's obligation to file reports under the Securities Exchange Act, including Forms 10-K, 10-Q and 8-K, will immediately be suspended and future reports will not be available through the SEC EDGAR system.

Stefan R. Bothe, Chairman and CEO of FlexiInternational Software, commented that ``the Board took this action to free the Company from the significant and increasing administrative burdens and expense of remaining a SEC registered company, particularly in light of the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002. This will allow management to focus on growing the Company's business, which is in the shareholders' long-term interest.''

About FlexiInternational Software

FlexiInternational Software, Inc., headquartered in Shelton, CT, with operations in the US and UK, is a leading provider of financial and accounting software and services. The Flexi Financial Enterprise Suite consists of a full range of accounting solutions, financial management and data warehouse applications that offer efficient processing and analysis of enterprise financial data for middle market and large companies. Flexi's products are sold directly and through OEM relationships and other partnerships. Flexi has also formed several business process outsourcing partnerships which utilize the suite of Flexi solutions in performing BPO services. Additional information is available at http://www.flexi.com/

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statement of historical fact may be deemed to be forward-looking statements. Without limitation, the words "anticipated," "expected" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new products, and general economic and industry conditions, as well as other risks included in the Company's reports as filed with the Securities and Exchange Commission. FlexiInternational Software, Inc. assumes no obligation to update the information contained in this press release.

CONTACT:
FlexiInternational Software, Inc.
Gina L. Natalino
Investor Relations
(239) 949-1700 Ext. 119
www.flexi.com